PRICING SUPPLEMENT NO. 96-57 Dated July 21, 1997    Rule 424(b)(2)
To Prospectus Supplement Dated August 22, 1996      File No. 33-64357



                           BENEFICIAL CORPORATION

                         Medium-Term Notes, Series H
                             (Book Entry Notes)


The  Price to Public of these Medium-Term Notes, Series H, is 100% (as a
percentage of Principal Amount).  The Principal Amount,   Settlement Date
(Original Issue Date), Maturity Date and Interest Rate Per Annum are as follows:

                                                          Interest
Principal            Settlement          Maturity         Rate
Amount               Date                Date             Per Annum

$10,000,000          July 24, 1997       July 25, 2002    6.55%